EXHIBIT 32.1

CERTIFICATION REQUIRED BY
SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Overland Storage, Inc. (the  “Company”) that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

By:	/s/ Christopher Calisi
Christopher Calisi
President and Chief Executive Officer (Principal Executive Officer)

Date: November 12, 2004

By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

Date: November 12, 2004